UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2024

Aileron Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

738 Main Street #398 Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 995-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALRN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 4, 2024, Aileron Therapeutics, Inc., a Delaware corporation (the “Company”), received written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company failed to hold its annual meeting of shareholders within twelve (12) months after its fiscal year ended December 31, 2022, as required by Nasdaq Listing Rule 5620(a) (the “Annual Meeting Listing Rule”). The Notice does not result in the immediate delisting of the Company’s common stock from the Nasdaq Capital Market.

The Notice states that the Company has 45 calendar days, or until February 20, 2024, to submit a plan to regain compliance with the Annual Meeting Listing Rule. The Company intends to file a definitive proxy statement for the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) with the Securities and Exchange Commission in January 2024. In addition, the Company intends to submit a plan (which will reflect calling and holding the 2023 Annual Meeting) to regain compliance with the Annual Meeting Listing Rule within the required timeframe. While the plan is pending, shares of the Company’s common stock will continue to trade on the Nasdaq Capital Market.

If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the Company’s fiscal year end, or until June 28, 2024, to regain compliance. The Notice further states that in determining whether to accept the Company’s plan, Nasdaq will consider such things as the likelihood that the annual meeting can be held within the 180-day period, the Company’s past compliance history, the reasons for the delayed meeting, other corporate events that may occur during the review period, the Company’s overall financial condition and its public disclosures. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearing Panel.

Item 4.01	Changes in Registrant’s Certifying Accountant

On January 10, 2024, the Audit Committee of the Board of Directors of the Company appointed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023. The Company formally engaged Marcum on January 9, 2024.

During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period from January 1, 2024 through January 10, 2024, neither the Company nor anyone on its behalf has consulted with Marcum with respect to either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AILERON THERAPEUTICS, INC.

Date: January 10, 2024	By:	/s/ Manuel C. Alves-Aivado
Manuel C. Alves-Aivado, M.D., Ph.D.
Chief Executive Officer